Exhibit 10.1

INVESTMENT AGREEMENT EARLY TERMINATION AND LOAN CERTIFICATE

ASSIGNMENT AGREEMENT

This INVESTMENT AGREEMENT EARLY TERMINATION AND LOAN CERTIFICATE ASSIGNMENT AGREEMENT dated as of June 26, 2009 (this “Agreement”) among:

(a)	OLD DOMINION ELECTRIC COOPERATIVE, a wholesale power supply cooperative organized under the laws of the Commonwealth of Virginia (“Old Dominion”);

(b)	FIRST UNION FINANCIAL INVESTMENTS, LLC (as successor to First Union Financial Investments, Inc., as successor to First Union National Bank of Florida), a Tennessee limited liability company (the “Owner Participant”);

(c)	UTRECHT-AMERICA FINANCE CO., a Delaware corporation, as the Series A Lender under the Loan Agreement referred to below (in such capacity, the “Series A Lender”) and as Agent for the Lenders under the Loan Agreement referred to below (in such capacity, the “Agent”);

(d)	FGIC CAPITAL SERVICES LLC, a limited liability company organized under the laws of the State of Delaware, as Series B Lender under the Loan Agreement referred to below (in such capacity, the “Existing Series B Lender,” and together with the Series A Lender, the “Lenders”);

(e)	U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as successor to State Street Bank and Trust Company, as trustee (the “Owner Trustee”);

(f)	FGIC FINANCIAL SERVICES LLC, a limited liability company organized under the laws of the State of Delaware, as the payment undertaker under the Investment Agreement referred to below (in such capacity, “FFS”); and

(g)	FINANCIAL GUARANTY INSURANCE COMPANY, a New York stock insurance company, as the surety for FFS under the Policy referred to below (“FGIC”);

(each of the foregoing a “Party” and together, the “Parties”).

PRELIMINARY STATEMENTS

(1)

Reference is made to (I) the Participation Agreement dated as of February 29, 1996, among Old Dominion, the Owner Trustee, the Owner Participant and Utrecht-America Finance Co., as the Series A Lender and the Agent, as amended by (i) Amendment No. 1 to Participation Agreement, dated as of December 19, 2002, among such parties and Cedar Hill International Corp. (“Cedar Hill”), as Series B Lender, (ii) Amendment No. 2 to Participation Agreement, dated as of December 31, 2004, among such parties, (iii) Amendment No. 3 to Participation

Agreement, dated as of March 24, 2006, among such parties (other than Cedar Hill) and the Existing Series B Lender, and (iv) Amendment No. 4 to Participation Agreement, dated as of December 30, 2008, among such parties (other than Cedar Hill) (as further amended, restated, supplemented or otherwise modified through the date hereof, the “Participation Agreement”), (II) the Investment Agreement, dated as of March 24, 2006, among Old Dominion and FFS (as amended, restated, supplemented or otherwise modified through the date hereof, the “Investment Agreement”), and (III) the Amended and Restated Loan and Security Agreement, dated as of December 19, 2002, among the Owner Trustee, Cedar Hill, the Series A Lender and the Agent, as amended by the Amendment and Supplement No. 1 to Amended and Restated Loan and Security Agreement, dated as of March 24, 2006, among such parties (other than Cedar Hill) and the Existing Series B Lender (as amended, restated, supplemented or otherwise modified through the date hereof, the “Loan Agreement”).

(2)	Reference is further made to (I) the Investment Pledge Agreement, dated as of March 24, 2006, by and between Old Dominion, as pledgor, and the Owner Trustee, as pledgee (the “Investment Pledge Agreement”), (II) the Surety Bond, No. 06010142, issued by FGIC, with respect to the payment obligations under the Investment Agreement (the “Policy”) and (III) the Tax Indemnity Agreement, dated as of February 29, 1996, by and between Old Dominion and the Owner Participant, as amended by the Amendment No. 1 to Tax Indemnity Agreement, dated as of December 19, 2002, by and between such parties and the Amendment No. 2 to Tax Indemnity Agreement, dated as of March 24, 2006, by and between such parties (as amended, restated, supplemented or otherwise modified through the date hereof, the “Tax Indemnity Agreement”).

(3)	Old Dominion desires to acquire the Series B Loan Certificate under the Loan Agreement from the Existing Series B Lender in exchange for an amount equal to $32,985,511.27 and to direct FFS to pay the Investment Agreement Early Termination Amount to the Existing Series B Lender in partial satisfaction of Old Dominion’s obligation to pay the purchase price for the assignment of the Series B Loan Certificate and the parties hereto have agreed thereto on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION 1. Definitions.

(a)	Capitalized terms used in this Agreement, including the preliminary statements, which are not otherwise defined herein have the meanings assigned to them in Appendix A to the Participation Agreement. The rules of interpretation set forth in Appendix A to the Participation Agreement shall apply to this Agreement.

(b)	The following terms have the following meanings:

“Effective Date” means the date hereof.

“Investment Agreement Early Termination Amount” has the meaning set forth in the Investment Agreement and which, on the Effective Date, equals $32,873,085.32.

SECTION 2. Early Termination of the Investment Agreement. On and as of the Effective Date:

(a)	To facilitate the payments contemplated by clauses (b) and (c) below, the Owner Trustee releases any Lien on or other security interest in the Investment Agreement created pursuant to the Investment Pledge Agreement and each of the Agent, the Series A Lender and the Existing Series B Lender releases any Lien on or other security interest in the Investment Agreement created pursuant to the Loan Agreement, and so long as FFS pays the Investment Agreement Early Termination Amount as contemplated by clauses (b) and (c) below, each of the Owner Trustee and the Existing Series B Lender agrees that it shall have no right to or claim under the Investment Agreement or with respect to any payment due thereunder to the extent such right or claim relates to liabilities, obligations and duties of FFS arising on and after the Effective Date.

(b)	Pursuant to Section 3.2(a)(viii) of the Investment Agreement, Old Dominion hereby directs FFS to irrevocably and unconditionally pay the Investment Agreement Early Termination Amount, and Old Dominion further directs FFS to irrevocably and unconditionally pay the Investment Agreement Early Termination Amount to the Existing Series B Lender and FFS acknowledges that such payment is for the account of and for the behalf of Old Dominion.

(c)	FFS hereby agrees to irrevocably and unconditionally pay the Investment Agreement Early Termination Amount without offset, deduction or withholding and without regard to any conflicting payment instruction delivered by any other Person to the Existing Series B Lender in full satisfaction of Old Dominion’s obligation to pay the purchase price for the assignment of the Series B Loan Certificate by the Existing Series B Lender to Old Dominion.

(d)	Upon receipt of the Investment Agreement Early Termination Amount by the Existing Series B Lender, FFS is released from all further liabilities, obligations and duties under the Investment Agreement and FGIC is released from further liabilities, obligations and duties under the Policy owing to any Party.

(e)	FFS, FGIC and the Existing Series B Lender shall maintain their rights with respect to Old Dominion’s indemnity obligations under Section 8 of the Participation Agreement, only with respect to Claims and Taxes which arise or are attributable to the period prior to the Effective Date (including those discovered after the Effective Date), and Old Dominion shall have no indemnity obligation to the Existing Series B Lender, FFS or FGIC to the extent that such obligations arise or are attributable to the period after the Effective Date.

SECTION 3. Assignment of the Series B Loan Certificate. On and as of the Effective Date:

(a)	Each of the Parties consents to the transfer of the Series B Loan Certificate by the Existing Series B Lender to Old Dominion, notwithstanding anything to the contrary in the Operative Documents.

(b)	Old Dominion hereby agrees to pay the amount of $112,425.95 to the Existing Series B Lender, which together with the payment of certain other amounts set forth herein shall be in satisfaction of the price for the sale and transfer of the Series B Loan Certificate.

(c)	The Existing Series B Lender acknowledges the receipt of an amount equal to the Investment Agreement Early Termination Amount plus an amount equal to the amount of $112,425.95 and shall credit such amount paid to it by FFS and Old Dominion, respectively, in full and final satisfaction of all amounts payable to it upon the sale and transfer of the Series B Loan Certificate, which payment shall not discharge any debt obligations of the Borrower under the Loan Agreement.

(d)	The Existing Series B Lender delivers to Old Dominion the existing Series B Loan Certificate endorsed in blank; provided, further, that any failure to actually deliver the Series B Loan Certificate shall not affect the transfer of all right, title and interest in the Series B Loan Certificate.

(e)	Upon delivery by Old Dominion to the Owner Trustee of the existing Series B Loan Certificate, the Owner Trustee in accordance with Section 2.7(a) of the Loan Agreement will execute and deliver to Old Dominion a new Series B Loan Certificate in favor of Old Dominion of identical face value and terms and, following the completion of the events and actions contemplated by Section 2(d) above and this Section 3(d) and Section 3(e) below (notwithstanding anything herein to the contrary, such actions occur on the Effective Date), the Agent will mark the existing Series B Loan Certificate as “cancelled” and will destroy or otherwise dispose of the cancelled Series B Loan Certificate in accordance with its customary practices; provided, that the failure of the Owner Trustee to deliver a new Series B Loan Certificate shall not affect the transfer of all right, title and interest in the Series B Loan Certificate to Old Dominion on the Effective Date.

(f)	The Existing Series B Lender is released from all further liabilities, obligations and duties under the Loan Agreement, to the extent such liabilities, obligations and duties arise and relate to the period on or after the Effective Date.

SECTION 4. Agreements In Furtherance of the Early Termination of the Investment Agreement and the Assignment of the Series B Loan Certificate.

(a)	On and as of the Effective Date:

(1)	Each Party (other than the Agent and the Series A Lender) agrees to waive or acknowledge satisfaction of any prior notices, review period or other condition precedent required under the Operative Documents to effect the transactions contemplated by this Agreement, including, but not limited to, the waiver by FFS of Old Dominion’s obligation to (i) provide two Business Days’ prior written notice of its intent to request payment of the Investment Agreement Early Termination Amount and (ii) provide an Officer’s Certificate stating the circumstances requiring such payment under the Investment Agreement, both obligations pursuant to Section 3.5(a) of the Investment Agreement.

(2)	The Agent and the Series A Lender agree to waive any prior notice required under the Operative Documents to effect the transactions contemplated by this Agreement.

(b)	On and as of the Effective Date, Old Dominion agrees to be bound by the Participation Agreement and the Loan Agreement as a Lender in the place of the Existing Series B Lender and hereby assumes for the benefit of the other Parties hereto all of the obligations of a Lender pursuant to the Operative Documents arising on or after the Effective Date.

(c)	On and as of the Effective Date, each Party agrees that, subject to the terms and conditions set forth herein, on and as of the Effective Date, (1) the Investment Agreement shall terminate pursuant to Section 3.2(a) of the Investment Agreement, (2) the Policy shall terminate pursuant to Section 4(g) of the Policy, and (3) the Investment Pledge Agreement shall terminate pursuant to Section 2(a) above.

(d)	Each Party agrees that, from and after the Effective Date, this Agreement shall constitute an “Operative Document” (and the definition of “Operative Documents” set forth in Appendix A to the Participation Agreement is hereby amended accordingly) for purposes of the Participation Agreement and the other Operative Documents.

(e)	Each Party agrees that, from and after the Effective Date, each reference in any Operative Document to the Investment Agreement, the Investment Pledge Agreement or the Policy or any provision or definition pertaining to the Investment Agreement, the Investment Pledge Agreement or the Policy shall be deleted from or appropriately amended, pro tanto, in each of the Operative Documents (and the definition of “Operative Documents” set forth in Appendix A to the Participation Agreement is hereby amended accordingly).

(f)

Each Party agrees that, from and after the Effective Date, each reference in any Operative Document to the “Series B Lender” shall mean Old Dominion; provided, that Old Dominion acknowledges and agrees that it shall have no right to vote its interest as holder of the Series B Loan Certificate or take any other action as holder of the Series B Loan Certificate which, in the Series A Lender’s or the Agent’s sole judgment, could adversely affect the Series A Lender’s interest so long as the Series A Loan Certificate is outstanding or with respect to any matter attributable to an Event of Default or any event or condition that, with notice or lapse of time or both, would become an Event of Default.

(g)	Each Party (other than the Agent and the Series A Lender) agrees that any breach by any other Party of any representation or warranty contained in Section 5 of this Agreement shall not give rise to any right to set aside the transactions contemplated by this Agreement or to cease performing its obligations hereunder and that each Party (other than the Agent and the Series A Lender) shall be required to perform its obligations hereunder notwithstanding any breach of any representation or warranty by any other Party.

(h)	Old Dominion and the Owner Participant hereby agree that the Tax Indemnity Agreement is hereby amended as follows:

(1)	Section 3(c). Section 3(c) is deleted in its entirety and replaced by the following: “Old Dominion, together with its Affiliates, will not at any time hold directly or indirectly more than 90% in aggregate principal amount of all Loan Certificates then outstanding.”

(2)	Section 4(e).

(i)	Section 4(e)(xv) is amended by the deletion of the word “and” immediately subsequent to the concluding semi-colon;

(ii)	Section 4(e)(xvi) is amended by the replacement of the concluding period by the phrase “; and”; and

(iii)	a new Section 4(e)(xvii) is added to the Tax Indemnity Agreement reading as follows: “(xvii) the execution and delivery of the Investment Agreement Early Termination and Loan Certificate Assignment Agreement dated as of June 26, 2009 and the effectuation of the transactions contemplated thereby.”

(i)	Each Party agrees that the exclusions set forth in Section 8.1(b) and Section 8.2(b) of the Participation Agreement shall not apply to any Claim or Tax caused by the amendments, supplements, waivers or consents with respect to the Operative Documents contemplated by this Agreement or the transactions contemplated thereby.

(j)	Each Party agrees that each of the Operative Documents, as amended to give effect to this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(k)	Old Dominion shall furnish to the Parties a properly completed and effective U.S. Internal Revenue Service Form W-9, or applicable successor form.

(l)	Old Dominion shall cause to be filed, at its sole cost and expense, a UCC-3 termination statement in proper form for filing with the Virginia State Corporation Commission with respect to the termination of the Investment Pledge Agreement and UCC-3 amendments regarding the Loan Agreement in proper form for filing with the Ohio Secretary of State and in Halifax County, Virginia with respect to the termination of the Investment Agreement, the Investment Pledge Agreement and the Policy.

(m)	Old Dominion, the Agent and the Series A Lender agree that all claims, damages, losses, liabilities, costs or expenses whatsoever which the Agent and the Series A Lender, as applicable, or any of their directors (managing or otherwise), officers, employees or agents, arising out of the negotiation, execution, entering into, and delivery of this Agreement or the performance of the transactions contemplated hereby are “Claims” for purposes of Section 8.1 of the Participation Agreement to which the exclusions in Section 8.1(b) shall not apply.

(n)	Old Dominion, the Agent and the Series A Lender agree that all Taxes of the Agent and the Series A Lender, as applicable, or any of their directors (managing or otherwise), officers, employees, or agents, arising out of the negotiation, execution, entering into, and delivery of this Agreement or the performance of the transactions contemplated hereby (without regard to the provisions of Section 8.2(b) of the Participation Agreement) are “Taxes” for purposes of Section 8.2 of the Participation Agreement to which the exclusions in Section 8.2(b) shall not apply.

(o)	Old Dominion acknowledges and agrees that for all purposes, including without limitation Section 8 of the Participation Agreement, that Old Dominion expressly requests the other Parties to execute and deliver this Agreement and consents to the execution and delivery of this Agreement by the other Parties.

SECTION 5. Representations, Warranties, Agreements and Acknowledgements of the Parties.

(a)	Each of Old Dominion, the Owner Participant, the Agent, the Series A Lender, the Existing Series B Lender, the Owner Trustee, FFS and FGIC represents and warrants as to itself the following:

(1)	Organization. It is an entity duly organized and validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization and has full power and authority to conduct its business as presently conducted.

(2)

Due Authorization and No Conflict. The execution and delivery of this Agreement and the performance of the transactions contemplated by this Agreement and its obligations under any of the Operative Documents to which it is party (after giving effect to the transactions contemplated by this Agreement), are within its corporate power and capacity, have been duly authorized by all necessary action (corporate or otherwise) on its part, and do not contravene (i) its organizational documents or (ii) any Applicable Law or any material agreements binding on or affecting it.

(3)	Governmental Consent. No authorization, approval, consents or other action by, and no notice to or filing with, any Governmental Authority or regulatory body in any jurisdiction or any other third party is required for the due execution and delivery this Agreement or for the performance of the transactions contemplated by this Agreement and the obligations under any of the Operative Documents to which it is party (after giving effect to the transactions contemplated by this Agreement).

(4)	Due Execution. This Agreement and each other document and agreement executed by it in connection herewith has been duly executed and delivered by it.

(5)	Legal, Valid and Binding Obligations. Assuming the due authorization, execution and delivery hereof by the Parties, this Agreement and the obligations under any of the Operative Documents to which it is party (after giving effect to the transactions contemplated by this Agreement) are its legal, valid and binding obligations enforceable against it in accordance with their terms.

(b)	The Existing Series B Lender represents that:

(1)	It is entering into this Agreement in good faith and has received what it considers to be satisfactory consideration for the assignment of the Series B Loan Certificate; and

(2)	It considers the transactions contemplated by this Agreement to be a commercial transaction at arms’ length.

(c)	The Existing Series B Lender represents and warrants as of the Effective Date, (1) that it is the registered holder of the Series B Loan Certificate and it has never transferred any interest in the Series B Loan Certificate, (2) that the Series B Loan Certificate is free and clear of any Liens and (3) that it has received all amounts due and owing to it under the Operative Documents as of the Effective Date.

(d)	FFS represents and warrants as of the Effective Date that all payments due and payable by it under the Investment Agreement as of the Effective Date have been made and it has performed all obligations required to be performed by it under the Investment Agreement.

(e)	The Existing Series B Lender and Old Dominion represent and warrant and the Owner Trustee and Owner Participant hereby agree, that as of the Effective Date that, the outstanding principal balance of the Series B Loan Certificate is $32,873,085.32 and interest has been paid on the Series B Loan Certificate through January 5, 2009 and the interest payments are current.

(f)	Old Dominion hereby represents, warrants and agrees that:

(1)	No part of the funds to be used by Old Dominion to acquire the Series B Loan Certificate pursuant to this Agreement constitute or is deemed to constitute assets (within the meaning of ERISA and any applicable rules or regulations thereunder) of any Plan;

(2)	It is acquiring the Series B Loan Certificate for investment and not with a view towards any resale or distribution thereof, and neither it nor anyone authorized by it to act on its behalf has directly or indirectly offered any Loan Certificate or any interest in the Trust Estate, the Collateral, or any similar security for sale to, or solicited any offer to acquire any of the same from, anyone, it being understood that Old Dominion makes no representations as to actions taken by the Owner Participant, the Owner Trustee or anyone acting on behalf of such Persons;

(3)	It will not transfer the Series B Loan Certificate it holds except in a transaction constituting an exempt transaction under the Securities Act;

(4)	It shall not be entitled to set off amounts due by it under the Operative Documents against amounts due from the Owner Trustee in respect of the Series B Loan Certificate; and

(5)	No Payment Default or Event of Default under the Equipment Operating Lease or the Foundation Operating Lease has occurred and is continuing.

SECTION 6. Costs and Expenses.

(a)	Old Dominion agrees to pay on the Effective Date to the Owner Participant at such account as directed by the Owner Participant an amount equal to $1,900,000.00 in immediately available funds (the “Series B Fee”); provided, that, the Series B Fee shall be credited against the amount as may be payable by Old Dominion to the Owner Participant in the event the parties subsequently agree to an early termination of the transactions contemplated by the Operative Documents (the “Termination Payment”); provided, further, that the amount of the Series B Fee to be credited to the Termination Payment shall be reduced on a pro rata basis over the remainder of the Basic Term.

(b)	Old Dominion agrees to pay on demand all reasonable out-of-pocket expenses of the Parties, including (1) reasonable legal fees of the Parties hereto, other than the legal fees of the Owner Participant, and (2) the preparation and execution of this Agreement and any other instruments and documents to be delivered hereunder.

SECTION 7. Owner Trustee and Agent Authority.

(a)

The Owner Participant hereby authorizes, empowers and directs the Owner Trustee to execute, deliver and perform its obligations under this Agreement, the replacement Series B Loan Certificate, and any other documents and agreements provided to the Owner Trustee by the Owner Participant and required to be executed by the Owner Trustee, which are referred to herein or as otherwise may be necessary in order to comply with this Agreement or to effectuate the transactions contemplated herein.

(b)	FFS hereby acknowledges that this Agreement constitutes under Section 3.2(a) of the Investment Agreement prior notice from Old Dominion to pay the Investment Agreement Early Termination Amount as contemplated herein and the Owner Trustee and the Agent hereby (1) consent pursuant to Section 3.5(b) of the Investment Agreement to such giving of such notice and (2) waive the notice period required by Sections 3.2(a) and 3.5(a) of the Investment Agreement pursuant to Section 4(a)(2) of this Agreement.

(c)	Each of the Series A Lender, the Existing Series B Lender and Old Dominion, as the new Series B Lender, hereby authorizes and directs the Agent to execute, deliver and perform this Agreement and any other documents and agreements required to be executed by the Agent which are referred to herein or as otherwise may be necessary in order to comply with this Agreement or to effectuate the transactions contemplated herein.

(d)	It is expressly understood by the Parties that this Agreement has been executed by U.S. Bank National Association not in its individual capacity, but solely in its capacity as Owner Trustee. For all purposes of this Agreement, in the performance of any duties or obligations of the Owner Trustee hereunder, the Owner Trustee shall be entitled to the benefits of the terms and provisions of the Trust Agreement.

SECTION 8. Execution in Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9. Cooperation. The Parties shall from time to time, at the expense of Old Dominion, do and perform such other and further acts and execute and deliver any and all such other and further instruments as may be required by Applicable Law or reasonably requested by any Party to establish, maintain and protect the rights and remedies of the Parties and to carry out and effect the intent and purpose of this Agreement and the other Operative Documents.

SECTION 10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 12. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating, prohibiting the observance of or rendering unenforceable the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate, prohibit the observance of or render unenforceable such jurisdiction in any other jurisdiction.

SECTION 13. Entire Agreement. This Agreement, together with any documents, instruments and agreements required to be executed and delivered in connection herewith shall, except as expressly provided to the contrary herein, supersede all prior agreements and understandings of the parties with respect to the subject matter covered hereby.

[signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

OLD DOMINION ELECTRIC COOPERATIVE

By:	/s/ Robert L. Kees
Name:	Robert L. Kees
Title:	Senior Vice President and CFO

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:	/s/ David J. Ganss
Name:	David J. Ganss
Title:	Vice President

FIRST UNION FINANCIAL INVESTMENTS, LLC

By:	First Union Holdings, LLC
Its:	Member

By:	Wachovia Bank, National Association
Its:	Member

By:	/s/ Lisa K. Carver
Name:	Lisa K. Carver
Title:	Vice President

UTRECHT-AMERICA FINANCE CO., as Series A Lender and as Agent

By:	/s/ Brett Delfino
Name:	Brett Delfino
Title:	Assistant Secretary

By:	/s/ David I. Dietz
Name:	David I. Dietz
Title:	Treasurer

FGIC CAPITAL SERVICES LLC, as Existing Series B Lender

By:	/s/ Timothy Travers
Name:	Timothy Travers
Title:	Authorized Representative

FGIC FINANCIAL SERVICES LLC

By:	/s/ Timothy Travers
Name:	Timothy Travers
Title:	Authorized Representative

FINANCIAL GUARANTY INSURANCE COMPANY

By:	/s/ Timothy Travers
Name:	Timothy Travers
Title:	Authorized Representative